EXHIBIT 32.2

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                        PURSUANT TO 18 U.S.C SECTION 1350

     In connection with the filing of the Quarterly Report on Form 10Q for the quarter ended September 30, 2005 (the "Report") by Ames National Corporation (the "Company"), the undersigned officer of the Company hereby certifies that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.


     IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 7th day of November, 2005.


                                            By: /s/ John P. Nelson
                                                ---------------------------
                                               John P. Nelson, Vice President
                                               (Principal Financial Officer)